UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 7, 2007
ORBITAL SCIENCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14279	06-1209561

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21839 Atlantic Boulevard, Dulles, Virginia 20166

(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (703) 406-5000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
      On June 7, 2007, the Human Resources and Compensation Committee (the “Committee”) of Orbital Sciences Corporation (the “Company”) took action with respect to certain compensation to be paid to Mr. James R. Thompson, the Company’s Vice Chairman, President and Chief Operating Officer. In connection with Mr. Thompson’s travel between the Company’s Huntsville, Alabama and Dulles, Virginia offices, the Company has reimbursed Mr. Thompson his travel expenses (including expenses related to airfare, lodging, car rental and meals). In connection with such reimbursement, Mr. Thompson incurred certain federal and state income tax obligations (the “Tax Obligations”). In order to reimburse Mr. Thompson for the Tax Obligations, the Committee approved an aggregate payment of approximately $206,000 to Mr. Thompson (which amount includes a tax gross-up related to such payment). The Committee also authorized the Company to reimburse Mr. Thompson for travel and related expenses he incurs in connection with his future travel between Huntsville and Dulles. To the extent such reimbursement is reported as taxable income, it will be grossed-up for taxes, commencing in the calendar year 2007 and continuing thereafter.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION
(Registrant)

Date: June 7, 2007	By:	/s/ David W. Thompson
David W. Thompson
Chairman and Chief Executive Officer